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Exhibit 99.3

American Axle & Manufacturing, Inc.

OFFERS TO EXCHANGE
$700,000,000 OUTSTANDING 6.250% SENIOR NOTES DUE 2025
FOR
REGISTERED 6.250% SENIOR NOTES DUE 2025

AND

$500,000,000 OUTSTANDING 6.500% SENIOR NOTES DUE 2027
FOR
REGISTERED 6.500% SENIOR NOTES DUE 2027

PURSUANT TO THE PROSPECTUS
DATED                , 2017

        THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                        , 2017 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

        We are enclosing a prospectus, dated                , 2017 (the "Prospectus") of American Axle & Manufacturing, Inc., a Delaware corporation ("AAM Inc."), and a related Letter of Transmittal (which together constitute the "exchange offers") relating to the offers by AAM Inc. to exchange all of its issued and outstanding 6.250% Senior Notes due 2025 (the "2025 Restricted Notes") for an equivalent principal amount of registered 6.250% Senior Notes due 2025 (the "2025 Exchange Notes"), and all of its outstanding 6.500% Senior Notes due 2027 (the "2027 Restricted Notes") for an equivalent principal amount of registered 6.500% Senior Notes due 2027 (the "2027 Exchange Notes"), respectively, pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offers. The 2025 Restricted Notes and the 2027 Restricted Notes are collectively referred to as the "Restricted Notes." The 2025 Exchange Notes and the 2027 Exchange Notes are collectively referred to as the "Exchange Notes." All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

        The exchange offers are not conditioned upon any minimum number of Restricted Notes being tendered.

        We are the holder of record of Restricted Notes held by us for your account. A tender of such Restricted Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Restricted Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Restricted Notes held by us for your account pursuant to the terms and conditions of the exchange offers. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

        PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

 INSTRUCTIONS TO REGISTERED HOLDER AND/OR
DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

        The undersigned hereby acknowledges receipt of the prospectus, dated                , 2017 (the "Prospectus") of AAM Inc. Inc., a Delaware corporation ("AAM Inc."), and the accompanying Letter of Transmittal, that together constitute the offers by AAM Inc. (the "exchange offers") to exchange all of its issued and outstanding 6.250% Senior Notes due 2025 (the "2025 Restricted Notes") for an equivalent principal amount of registered 6.250% Senior Notes due 2025 (the "2025 Exchange Notes"), and all of its outstanding 6.500% Senior Notes due 2027 (the "2027 Restricted Notes") for an equivalent principal amount of registered 6.500% Senior Notes due 2027 (the "2027 Exchange Notes"), respectively, pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offers. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus. The 2025 Restricted Notes and the 2027 Restricted Notes are collectively referred to as the "Restricted Notes." The 2027 Exchange Notes and the 2027 Exchange Notes are collectively referred to as the "Exchange Notes." All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

        This will instruct you, the registered holder and/or participant of The Depository Trust Company, as to the action to be taken by you relating to the exchange offers with respect to the Restricted Notes held by you for the account of the undersigned.

        The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

  $                    of the 6.250% Senior Notes due 2025.

  $                    of the 6.500% Senior Notes due 2027.

        With respect to the exchange offers, the undersigned hereby instructs you (check all applicable boxes):

  ☐
  To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Notes to be tendered (if any)):

  ☐
  $                    of the 6.250% Senior Notes due 2025.

  ☐
  $                    of the 6.500% Senior Notes due 2025.

  ☐
  NOT to TENDER any Restricted Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

  •
  it is not an affiliate of AAM Inc. within the meaning of Rule 405 of the Securities Act or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

  •
  it is not participating, and it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

  •
  if it is a broker-dealer, it has not entered into any arrangement or understanding with AAM Inc. or any of AAM Inc.'s affiliates to distribute the Exchange Notes;

  •
  it is acquiring the Exchange Notes in the ordinary course of its business; and

  •
  it is not acting on behalf of any person or entity that could not truthfully make these representations.

        If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offers.

        If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

SIGN HERE

Name(s) of beneficial owner(s):
Signature(s):
Name(s):

(Please Print)

Address(es):
Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date:

2

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INSTRUCTIONS TO REGISTERED HOLDER AND/OR DEPOSITORY TRUST COMPANY PARTICIPANT
SIGN HERE